Exhibit 99.1

Dr. Heini Burgi

Weiherring 10

FL-9493 Mauren

Principality of Liechtenstein Mauren

June 20, 2013

Anthony Taylor

Chairman of Board

Montpelier Re Holdings Ltd.

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

Dear Tony:

Following our discussions, I hereby tender my resignation from the Montpelier Re Holdings Ltd. board of directors purely for health reasons with effect from June 30, 2013.  I do so with regret and certainly in no way due to any disagreement with the board or the company’s management given my great respect for both.

During my tenure as a Montpelier director I have been privileged to work with my fellow directors and management and wish only the best for them and the company in the future.

Best regards,

/s/ Heini